Exhibit 99.1

CALPINE CORPORATION

OFFER TO PURCHASE FOR CASH
THE OUTSTANDING NOTES LISTED BELOW
FOR AGGREGATE CONSIDERATION NOT TO EXCEED $160,000,000
(OR ITS EQUIVALENT IN APPLICABLE CURRENCIES)

THIS OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JUNE 22, 2005, UNLESS EXTENDED BY CALPINE CORPORATION IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED BY CALPINE CORPORATION IN ITS SOLE DISCRETION. HOLDERS (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR NOTES BY 5:00 P.M., NEW YORK CITY TIME ON JUNE 8, 2005, UNLESS EXTENDED BY CALPINE CORPORATION IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EARLY TENDER DATE”) OR EARLIER TERMINATED BY CALPINE CORPORATION IN ITS SOLE DISCRETION, AND NOT WITHDRAW THEIR NOTES, IN ORDER TO BE ELIGIBLE TO RECEIVE THE EARLY TENDER PAYMENT (AS DEFINED HEREIN). HOLDERS MUST VALIDLY TENDER, AND NOT WITHDRAW, THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO BE ELIGIBLE TO RECEIVE THE PURCHASE PRICE (AS DEFINED HEREIN).

Calpine Corporation, a Delaware corporation (“Calpine” or the “Company”), hereby offers (the “Offer”) to purchase, upon the terms and subject to the conditions in this Offer to Purchase (the “Offer to Purchase”) and the accompanying letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”) for aggregate cash consideration not to exceed $160,000,000 (or its equivalent in applicable currencies) (the “Maximum Tender Amount”) (1) all or such portion of the outstanding euro-denominated 8 3/8% Senior Notes Due 2008 (the “Euro Notes”), and British pound-denominated 8 7/8% Senior Notes Due 2011 (the “Pound Notes” and, together with the Euro Notes, the “Finance II Notes”), issued by its indirect, wholly-owned subsidiary Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company (“Finance II”), as are validly tendered and not withdrawn, up to the Maximum Tender Amount and (2) all or such portion of the outstanding U.S. dollar-denominated 8 1/2% Senior Notes Due 2008 (the “Dollar Notes”) issued by its indirect, wholly-owned subsidiary Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company (“Finance I”) as are validly tendered and not withdrawn, up to the remaining Maximum Tender Amount (if any). The Euro Notes, the Pound Notes and the Dollar Notes are collectively referred to herein as the “Notes.” Payment of the Notes is fully and unconditionally guaranteed by Calpine. Tendered Finance II Notes will be accepted for purchase before any tendered Dollar Notes are accepted, and each series of tendered Finance II Notes will be accepted for purchase pro rata in proportion to the aggregate principal amount of each such series validly tendered and not withdrawn. The Offer is made only to holders of Notes who are not Calpine or a subsidiary or affiliate of Calpine (“Holders”).

The following table contains important descriptive information about each series of Notes, including the outstanding principal amount of each series held by Holders as of the date hereof:

CUSIP, ISIN and/or			Outstanding Principal Amount
Common Code Number	Title of Notes	Currency of Denomination	Held by Holders

ISIN XS0137441654 Common	8 3/8% Senior Notes Due 2008	Euro	€117,360,000
Code 013744165

ISIN XS0137441142 Common	8 7/8% Senior Notes Due 2011	British Pound	£121,409,000
Code 013744114

CUSIP13134V AA 1	8 1/2% Senior Notes Due 2008	U.S. Dollar	$1,582,448,000

The consideration for the Notes shall be paid in the currency in which the Notes are denominated. The amount payable for purchased Notes that are validly tendered and not withdrawn on or prior to the Early Tender Date (the “Tender Payment”) shall be 52.5% of the face value of such Notes, which amount includes the Early Tender Payment (as defined herein), plus Interest (as defined herein). Holders who validly tender purchased Notes after the Early Tender Date and who do not withdraw them on or prior to the Expiration Date will receive an amount (the “Purchase Price”) equal to the Tender Payment for such Notes minus the early tender payment of 2% of the face value of such Notes (the “Early Tender Payment”). Holders will receive accrued but unpaid interest due on the purchased Notes (the “Interest”) up to, but not including, the date (the “Settlement Date”) that Calpine transfers the Tender Payment or the Purchase Price, as applicable, to the Tender Agent (as defined herein) pursuant to the Offer. Holders of Notes who tender their Notes and do not withdraw them on or prior to the Early Tender Date may not withdraw their Notes after the Early Tender Date, except as provided below under “Procedures for Tendering Notes.” Tendering Holders whose Notes are purchased by Calpine will receive payment for purchased Notes tendered on or prior to the Expiration Date upon the terms and subject to the Conditions (as defined herein) contained in the Offer Documents.

Calpine’s obligation to accept for payment, and pay for, Notes validly tendered pursuant to the Offer is conditioned upon the satisfaction of the Conditions. The Offer is not conditioned on any minimum amount of Notes being tendered. Calpine has the right in its sole discretion to extend, amend or terminate the Offer (subject to Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time prior to the Expiration Date.

The Offer Documents contain or incorporate by reference important information that you should read before any decision is made with respect to the Offer. See “Incorporation of Certain Information by Reference.” Neither Calpine nor Credit Suisse First Boston LLC, as the Dealer Manager for the Offer (the “Dealer Manager”), makes any recommendation as to whether or not Holders should tender their Notes pursuant to the Offer. Each Holder must make its own decision as to whether to tender Notes and, if so, how many Notes to tender.

Any questions or requests for assistance may be directed to the Dealer Manager at the address and telephone number set forth on the back cover of this Offer to Purchase. All actions necessary in connection with the Offer can be carried out during normal business hours on any business day at, and copies of the Offer Documents are available from, MacKenzie Partners, Inc. (the “Information Agent”) in New York and London, as well as The Bank of New York (the “Tender Agent”) in New York, London and Luxembourg, in each case at the addresses and telephone numbers set forth on the back cover of this Offer to Purchase.

The Dealer Manager for the Offer is:

CREDIT SUISSE	FIRST BOSTON

May 24, 2005

CERTAIN OFFER MATTERS

     The Euro Notes and the Pound Notes are listed on the Luxembourg Stock Exchange. The Dollar Notes are not listed on any securities exchange nor are they included in any automated quotation system.

     Each Holder that validly tenders (and does not withdraw) Notes on or prior to the Early Tender Date shall, upon purchase of such Notes by Calpine, receive the Tender Payment for such Notes. Notes so tendered may not be withdrawn after the Early Tender Date, unless the Offer is terminated or such Notes are not purchased pursuant to the Offer. Each Holder that validly tenders (and does not withdraw) Notes after the Early Tender Date but on or prior to the Expiration Date shall, upon purchase of such Notes by Calpine, receive the Purchase Price for such Notes. No tender will be valid if submitted after 5:00 p.m. New York City time on the Expiration Date.

     The Maximum Tender Amount pursuant to the Offer is $160,000,000 (or its equivalent in applicable currencies). Notes that are validly tendered (and not withdrawn) on or prior to the Expiration Date may be subject to proration if the Maximum Tender Amount is exceeded. Tendered Finance II Notes will be accepted for purchase before any tendered Dollar Notes are accepted; each series of tendered Finance II Notes will be accepted for purchase pro rata in proportion to the aggregate principal amount of each such series validly tendered and not withdrawn. Calpine has the right to increase or decrease the Maximum Tender Amount in its sole discretion at any time (provided it complies with Rule 14e-1 under the Exchange Act in connection with any increase or decrease). The Offer is not conditioned on any minimum amount of Notes being tendered.

     Notes that are not validly tendered (or are withdrawn and not thereafter validly re-tendered) on or prior to the Expiration Date or are not accepted for purchase pursuant to the Offer will not be eligible for purchase by Calpine pursuant to the Offer and will remain outstanding after consummation of the Offer.

     Notwithstanding any other provision of the Offer, Calpine’s obligation to accept for purchase and to pay for any Notes validly tendered pursuant to the Offer is conditioned upon, among other things, the satisfaction of all of the Conditions, as more fully described in “Conditions to the Offer.” Calpine, in its sole discretion, may waive any of the Conditions in whole or in part, at any time or from time to time. In addition, Calpine may, in its sole discretion, consummate the Offer itself or though a direct or indirect wholly-owned subsidiary, in which case such subsidiary would acquire and pay for Notes accepted for purchase. References herein to Calpine should be read to include any such subsidiary, to the extent applicable.

     Notwithstanding any other provision of the Offer, Calpine reserves the right, in its sole discretion, to extend the Expiration Date or to amend in any respect (subject to Rule 14e-1 under the Exchange Act), or withdraw the Offer in its entirety or with respect to any one or more series of Notes, at any time prior to the Expiration Date. Notwithstanding any other provision of the Offer, Calpine will not be required to accept or pay for any Notes tendered pursuant to the Offer, may terminate, extend or amend the Offer and may, subject to Rule 14e-1 under the Exchange Act, postpone the acceptance of Notes so tendered, if any of the Conditions shall not have been satisfied. The Conditions to the Offer are for the sole benefit of Calpine and may be asserted by Calpine in its sole discretion regardless of the circumstances giving rise to such Conditions or may be waived by Calpine, in whole or in part, at any time and from time to time, in its sole discretion, whether or not any other Condition to the Offer is also waived. See “Conditions to the Offer.” In the event that the Offer is withdrawn or otherwise not completed, neither the Tender Payment nor the Purchase Price will be paid or become payable to any Holder who has tendered Notes in connection with the Offer and any tendered Notes will be promptly returned to the tendering Holder.

     Payment of the Tender Payment or Purchase Price, as applicable, shall be made promptly following the date that Calpine accepts for purchase, pursuant to the terms and conditions of the Offer, Notes validly tendered in the Offer (and not withdrawn), up to the Maximum Tender Amount, on or prior to the Expiration Date. The date of such acceptance is referred to herein as the “Acceptance Date.” Under no circumstances will any additional interest be payable because of any delay by or on behalf of the Tender Agent in the transmission of funds to Holders or otherwise. Although it has no obligation to do so, Calpine may, after the consummation, termination or withdrawal of the Offer, (i) from time to time seek to acquire Notes not purchased in the Offer by means of open market transactions or privately negotiated transactions, subsequent exchange offers, tender offers, redemptions or otherwise, at prices or on terms, for cash or other consideration, which may be higher or lower or more or less favorable to Holders than those in the Offer, or (ii) seek to defease or satisfy and discharge the indentures governing the Notes. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) Calpine may pursue.

     See “Certain Significant Consequences,” “Material U.S. Federal Income Tax Consequences” and “Material Canadian Federal Income Tax Consequences” for discussions of certain factors that should be considered in evaluating the Offer.

     Notes tendered pursuant to the Offer cannot be withdrawn at any time subsequent to the Expiration Date unless the Offer is terminated by Calpine with respect to such Notes. Any tendered Notes that are not purchased by Calpine pursuant to the Offer will be returned to the tendering Holder promptly following consummation of the Offer.

IMPORTANT INFORMATION

     In order to validly tender the Notes, a Holder should, in the case of a beneficial owner whose Notes are held in book-entry form, request such beneficial owner’s custodian to effect the transaction for such beneficial owner under the procedures for book-entry delivery set out in this Offer to Purchase. Only registered holders of Notes are entitled to tender Notes. A beneficial owner whose Notes are registered in the name of a custodian must contact such custodian if such beneficial owner desires to tender those Notes. See “Procedures for Tendering Notes.”

     The Depository Trust Company (“DTC”) has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes as if they were Holders. To effect such a tender, DTC participants should either (i) complete and sign the Letter of Transmittal (or a facsimile), have the signature guaranteed if required by the terms of the Letter of Transmittal, and send or deliver the Letter of Transmittal (or a facsimile) and follow the procedure for book-entry transfer set forth in “Procedures for Tendering Notes” or (ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible, and follow the procedure for book-entry transfer set forth in “Procedures for Tendering Notes.” A beneficial owner of Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to tender the Notes on the beneficial owner’s behalf. See “Procedures for Tendering Notes.”

     If you are a beneficial owner and hold Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “Clearing Systems” and each a “Clearing System”) and wish to tender Notes you must instruct Euroclear or Clearstream, Luxembourg to block the account in respect of the tendered Notes in accordance with the procedures established by Euroclear or Clearstream, Luxembourg. The submission to the relevant Clearing System of a valid electronic acceptance instruction by a Holder in accordance with the procedures described in “Procedures for Tendering Notes — Tender of Notes Held Through Euroclear and Clearstream, Luxembourg,” resulting in the blocking of Notes in the relevant Clearing System upon receipt, will be deemed to constitute the tender of Notes by such Holder. The receipt of such electronic acceptance instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System.

     There are no guaranteed delivery provisions provided by Calpine in conjunction with the Offer under the terms of this Offer or any of the other Offer Documents. Holders must tender their Notes in accordance with the procedures set forth under “Procedures for Tendering Notes.”

     This Offer does not constitute an offer to purchase Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities or “blue sky” laws. The delivery of this Offer to Purchase shall not under any circumstances create any implication that the information contained herein or incorporated herein by reference is correct as of any time subsequent to the date hereof or, in the case of information incorporated herein by reference, subsequent to the date thereof, or that there has been no change in the information set forth herein or incorporated herein by reference or in any attachments hereto or in the affairs of Calpine or any of its respective subsidiaries or affiliates since the date hereof.

     This Offer to Purchase has been issued by and is the sole responsibility of Calpine and is only for circulation to Holders and other persons in the United Kingdom to whom it may lawfully be communicated in accordance with the

Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, any person satisfying this criteria being referred to as a “relevant person.” This communication may not be acted upon in the United Kingdom by anyone who is not a relevant person.

     Calpine is an “accredited investor” for purposes of Canadian provincial securities legislation and will be purchasing the Notes as principal. If a Holder determines that it needs to rely upon the prospectus exemption applicable to a trade to an accredited investor (or another applicable prospectus exemption) in order to sell its Notes pursuant to the Offer, it is the responsibility of the Holder to effect filings required under Canadian provincial securities laws.

     This Offer to Purchase, the documents incorporated by reference herein and the accompanying Letter of Transmittal contain important information which should be read before a decision is made with respect to the Offer.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Offer Documents and, if given or made, such information or representation may not be relied upon as having been authorized by Calpine or the Dealer Manager.

     The Offer is not subject to Section 13(e) of, or Rules 13e-3 or 13e-4 or Regulation 14D promulgated under, the Exchange Act. The Offer is being made in compliance with Regulation 14E under the Exchange Act. This Offer to Purchase has not been filed with or reviewed by any Federal or State Securities Commission or Regulatory Authority of any jurisdiction, nor has any such Commission or Authority passed upon the accuracy or adequacy of this Offer to Purchase. Any representation to the contrary is unlawful and may be a criminal offense.

AVAILABLE INFORMATION

     Calpine is subject to the information and reporting requirements of the Exchange Act, and, in accordance therewith, Calpine files with the Securities and Exchange Commission (the “Commission”) periodic reports and other information relating to Calpine’s business, financial condition and other matters. Calpine is required to disclose in such reports certain information as of particular dates, concerning operating results and financial condition, its officers and directors, the principal holders of its securities, any material interests of such persons in transactions with the Company and other matters. These reports and other informational filings required by the Exchange Act may be inspected and copied at the pubic reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that makes available reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of such material may be obtained by mail, upon payment of the Commission’s customary fees, from the Commission’s Headquarters Office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Incorporated by reference herein are certain of the documents Calpine files with the Commission. Accordingly, important information may be disclosed to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Offer to Purchase. Calpine incorporates by reference the following documents, which it has filed with the Commission:

•	Calpine’s Annual Report on Form 10-K for the year ended December 31, 2004;

•	Calpine’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Calpine’s Current Reports on Form 8-K filed with the Commission on January 18, 2005, February 3, 2005, March 10, 2005, March 17, 2005, March 23, 2005, May 16, 2005, and May 18, 2005;

•	the information contained in Item 4.02 of Calpine’s Current Report on Form 8-K filed with the Commission on March 1, 2005; and

•	the information contained in Item 8.01 of Calpine’s Current Reports on Form 8-K filed with the Commission on January 24, 2005, April 14, 2005, and April 29, 2005.

     You may request a copy of these filings, at no cost to you, by writing or telephoning Calpine at: Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, attention: Lisa M. Bodensteiner, Assistant Secretary, telephone: (408) 995-5115. If you request a copy of any or all of the documents incorporated by reference, Calpine will send to you the copies you request. However, Calpine will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. These documents are also available from the Commission’s public reference room and Internet site referred to in the section above titled “Available Information.”

     The reports of Calpine listed above and all reports that Calpine files with the Commission pursuant to Section 13 and 15(d) of the Exchange Act after the date of this Offer to Purchase and before the Expiration Date or such earlier date as the Offer is terminated or withdrawn shall be deemed incorporated by reference into this Offer to Purchase and to be a part of this Offer to Purchase from the respective dates of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in the Offer to Purchase shall be deemed modified, superseded or replaced for purposes of this Offer to Purchase to the extent that a statement contained in this Offer to Purchase or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Offer to Purchase modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Offer to Purchase.

FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this Offer to Purchase and the documents that are incorporated by reference are “forward-looking” statements. Calpine uses words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among other things, declarations concerning Calpine’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Holders are cautioned that any such forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Calpine’s or its industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

     Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted with respect thereto, (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity, and the impact of related derivatives transactions, (iii) unscheduled outages of operating plants, (iv) unseasonable weather patterns that reduce demand for power, (v) economic slowdowns that can adversely affect consumption of power by businesses and consumers, (vi) various development and construction risks that may delay or prevent commercial operations of new plants, such as failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain project financing on acceptable terms, (vii) uncertainties associated with cost estimates, that actual costs may be higher than estimated, (viii) development of lower-cost power plants or of a lower cost means of operating a fleet of power plants by Calpine’s competitors, (ix) risks associated with marketing and selling power from power plants in the evolving energy market, (x) factors that impact exploitation of oil or gas resources, such as the geology of a resource, the total amount and costs to develop recoverable reserves and legal title, regulatory, gas administration, marketing and operational factors relating to the extraction of natural gas, (xi) uncertainties associated with estimates of oil and gas reserves, (xii) the effects on Calpine’s business resulting from reduced liquidity in the trading and power generation industry, (xiii) Calpine’s ability to access the capital markets on attractive terms or at all, (xiv) uncertainties associated with sources and uses of cash, that actual sources may be lower and actual uses may be higher than estimated, (xv) the direct or indirect effects on Calpine’s business of a lowering of its credit rating (or actions Calpine may take in response to changing credit rating criteria), including increased collateral requirements, refusal by its current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms, (xvi) present and possible future claims, litigation

v

and enforcement actions, (xvii) effects of the application of regulations, including changes in regulations or the interpretation thereof, (xviii) other risks identified in this Offer to Purchase, and (xix) other risks identified from time to time in Calpine’s reports and registration statements filed with the Commission, including the risk factors identified in Calpine’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Offer to Purchase.

     Although Calpine believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.

TABLE OF CONTENTS

CERTAIN OFFER MATTERS	ii
IMPORTANT INFORMATION	iii
AVAILABLE INFORMATION	iv
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	iv
FORWARD-LOOKING STATEMENTS	v
SUMMARY OF THE OFFER	1
PURPOSE OF THE OFFER	3
CERTAIN SIGNIFICANT CONSEQUENCES	4
Risks to Non-Tendering Holders of Notes and Holders of Notes Tendered but not Accepted for Payment	4
Risks to Holders of Notes Tendered in the Offer	5
PRINCIPAL TERMS OF THE OFFER	6
Introduction	6
Tender Payment	6
EXPIRATION DATE; EXTENSION; AMENDMENT AND TERMINATION	7
ACCEPTANCE OF NOTES FOR PURCHASE AND PAYMENT OF THE NOTES	8
PROCEDURES FOR TENDERING NOTES	9
Tender of Notes	9
Tender of Notes Held in Physical Form	9
Tender of Notes Held Through a Custodian	9
Tender of Notes Held Through DTC	10
Book-Entry Delivery Procedures	10
Signature Guarantees	11
Tender of Notes Held Through Euroclear and Clearstream, Luxembourg	11
Lost or Missing Certificates	12
Special Payment and Delivery Instructions	12
Backup Withholding Tax	12
Other Matters	13
WITHDRAWAL OF TENDERS AND ABSENCE OF APPRAISAL RIGHTS	13
CONDITIONS TO THE OFFER	14
MARKET AND TRADING INFORMATION	16
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	16
Consequences to Tendering U.S. Holders	17
Consequences to Tendering Non-U.S. Holders	18
MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES	19
DEALER MANAGER; INFORMATION AGENT AND TENDER AGENT	20
MISCELLANEOUS	21
APPENDIX A: INDEX OF DEFINED TERMS	A-1

SUMMARY OF THE OFFER

     The Offer Documents contain important information that you should read carefully before making any decision with respect to the Offer. The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Offer to Purchase.

The Notes	Euro-denominated 8 3/8% Senior Notes due 2008; British pound-denominated 8 7/8% Senior Notes due 2011; and U.S. dollar-denominated 8 1/2% Senior Notes due 2008.

The Issuers	Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company (Issuer of the Dollar Notes); and Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company (Issuer of the Euro Notes and the Pound Notes).

The Offeror	Calpine Corporation, a Delaware corporation, indirect parent company of Finance I and Finance II. Calpine has fully and unconditionally guaranteed the payment of the Notes.

Purpose of the Offer	The purpose of the Offer is to acquire, for aggregate cash consideration not to exceed the Maximum Tender Amount, some or all of the Notes tendered.

The Offer	Calpine is offering to purchase, for aggregate cash consideration not to exceed the Maximum Tender Amount, on the terms and subject to the conditions set forth in the Offer Documents, all or such portion of the outstanding Notes as are validly tendered and not withdrawn on or prior to the Expiration Date, up to the Maximum Tender Amount.

Tender Payment; Purchase Price	The Tender Payment for Notes purchased pursuant to the Offer shall equal 52.5% of the face value of the Notes purchased, plus the Interest. Each Holder that validly tenders (and does not withdraw) its Notes on or prior to the Early Tender Date shall receive the Tender Payment for any of its Notes so tendered that are purchased in connection with the Offer. Each Holder that validly tenders its Notes after the Early Tender Date and does not withdraw them on or prior to the Expiration Date shall receive the Purchase Price, which equals the Tender Payment minus the Early Tender Payment of 2% of the face value of the Notes purchased in connection with the Offer. Notes validly tendered and not withdrawn on or prior to the Early Tender Date may not be withdrawn after the Early Tender Date, except as may be required by law. The Tender Payment or Purchase Price, as applicable, shall be paid in the currency in which the applicable Notes are denominated. The aggregate amount of Notes repurchased hereunder shall be determined using the foreign exchange rate in effect as of 5:00 p.m., New York City time, on the business day prior to the Acceptance Date.

Acceptance Priority; Prorating	Tendered Finance II Notes will be accepted for purchase before any tendered Dollar Notes are accepted. Each series of tendered Finance II Notes will be accepted for purchase pro rata in proportion to the aggregate principal amount of each such series validly tendered and not withdrawn. In the event of any prorating with respect to Notes accepted for repurchase hereunder, the aggregate principal amount of such Notes shall be rounded to the nearest whole €1,000, £1,000 or $1,000, as applicable.

Expiration Date	The Offer will expire at 5:00 p.m., New York City time on June 22, 2005, unless extended or earlier terminated by Calpine in its sole discretion. The term “Expiration Date” means such time and date or, if the Offer is extended, the latest time and date to which the Offer is so extended. See “Expiration Date; Extension; Amendment and Termination.”

Early Tender Date	The Early Tender Date is 5:00 p.m., New York City time on June 8, 2005, unless extended or earlier terminated by Calpine in its sole discretion. The term “Early Tender Date” means such time and date or, if such date is extended, the latest time and date to which the date is so extended. See “Expiration Date; Extension; Amendment and Termination.”

Conditions to the Offer	Consummation of the Offer is conditioned upon satisfaction of the Conditions set forth in “Conditions to the Offer.”

Withdrawal Rights	Notes tendered before 5:00 p.m. New York City time on the Early Tender Date may be withdrawn at any time up until such time on the Early Tender Date but may not thereafter be withdrawn, except as may be required by law. Notes withdrawn and not validly re-tendered prior to the Early Tender Date will not be eligible to receive the Early Tender Payment. Notes tendered after the Early Tender Date and before 5:00 p.m. New York City time on the Expiration Date may be withdrawn at any time up until 5:00 p.m. New York City time on the Expiration Date. Notes withdrawn and not validly re-tendered prior to the Expiration Date will not be eligible to receive any portion of the Tender Payment or Purchase Price, as applicable. See “Withdrawal of Tenders and Absence of Appraisal Rights.” In the event of a termination of the Offer prior to the Expiration Date, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holders.

Procedures for Tendering Notes	See “Procedures for Tendering Notes.” For further information, call the Dealer Manager or the Information Agent at the telephone numbers set forth on the back cover of this Offer to Purchase or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

Untendered Notes	Notes not tendered and purchased pursuant to the Offer will remain outstanding. As a result of the consummation of the Offer, the aggregate principal amount of one or more series of Notes outstanding would be reduced, which may adversely affect the liquidity of and, consequently, the market price for, the Notes of such series that remain outstanding after consummation of the Offer.

Acceptance for Payment and
Payment for Notes	Upon the terms of the Offer and upon satisfaction or waiver of the Conditions thereto, Calpine will accept for purchase Notes validly tendered (and not withdrawn) on or prior to the Expiration Date, pursuant to the Offer. Only Holders who validly tender Notes on or prior to the Early Tender Date (and do not withdraw such tender on or prior to such date) will receive the Tender Payment. Holders who validly tender their Notes after the Early Tender Date but on or prior to the Expiration Date will receive the Purchase Price but will not receive the Early Tender Payment. Payment of the Tender Payment or Purchase Price, as applicable, for each series of Notes validly tendered and accepted for purchase, will be made by deposit of such amounts with the Tender Agent, who, in each case, will act as agent for the tendering Holders for the purpose of receiving payments from Calpine and transmitting such payments to the tendering Holders. Such payments are expected to be made promptly following the acceptance of the Notes by the Company pursuant to the Offer.

Settlement Date	The Settlement Date is the date of payment by Calpine to the Tender Agent of the applicable Tender Payment or Purchase Price in respect of any Notes accepted by Calpine for payment that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Settlement Date will be promptly following the Expiration Date. Upon the terms and subject to the conditions of the Offer, delivery by the Tender Agent of the applicable Tender Payment or Purchase Price shall be made on the Settlement Date for Notes that have been validly delivered and not validly withdrawn or prior to the Early Tender Date or the Expiration Date, as the case may be. Calpine reserves the right to accept for purchase and pay for all Notes validly tendered on or prior to the Expiration Date and to keep the Offer open or extend the Early Tender Date or Expiration Date to a later date and time announced by Calpine. Calpine may waive all Conditions to the Offer (other than proper tender) for Notes tendered on or prior to the Expiration Date. See “Expiration Date; Extension; Amendment and Termination.”

Material Tax Considerations	For a discussion of material United States tax consequences for you of the Offer, see “Material U.S. Federal Income Tax Consequences.” For a discussion of material Canadian tax consequences for you of the Offer, see “Material Canadian Federal Income Tax Consequences.”

Certain Significant Consequences	For a discussion of certain consequences of participating in the Offer, see “Certain Significant Consequences.”

Dealer Manager	Credit Suisse First Boston LLC.

Information Agent	MacKenzie Partners, Inc. and MacKenzie Partners UK Limited.

Tender Agent; Tender Agent in
Luxembourg	The Bank of New York, London Branch and The Bank of New York, New York will act as Tender Agents; The Bank of New York (Luxembourg) S.A. will act as Tender Agent in Luxembourg.

Trustee for the Notes	Wilmington Trust Company is the Trustee with respect to each series of Notes.

Additional Documentation; Further
Information; Assistance	Any questions or requests for assistance concerning the Offer may be directed to the Dealer Manager at the address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Beneficial owners may also contact their custodian for assistance concerning the Offer.

PURPOSE OF THE OFFER

     The principal purpose in making this Offer is to reduce Calpine’s outstanding indebtedness by acquiring all or such portion of the Notes as are validly tendered and not withdrawn for aggregate cash consideration not to exceed the Maximum Tender Amount. Calpine expects to retire the Notes purchased pursuant to the Offer.

     The Board of Directors of Calpine (the “Board”) has authorized the making of this Offer. However, the Board is not making any recommendation to the Holders as to whether to tender or refrain from tendering all or any portion of the Notes. Each Holder must make its own decision as to whether to tender its Notes, and if tendering, the principal amount of Notes to tender. Holders are urged to review carefully all of the information contained or incorporated by reference in this Offer to Purchase.

CERTAIN SIGNIFICANT CONSEQUENCES

     In deciding whether to participate in the Offer, each Holder should consider carefully, in addition to the other information contained or incorporated by reference in this Offer to Purchase, the following risks and consequences.

Risks to Non-Tendering Holders of Notes and Holders of Notes Tendered but not Accepted for Payment

Limited Trading Market

     To the extent that Notes are traded, prices for the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. In addition, quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Holders of Notes are urged to contact their brokers to obtain the best available information as to current market prices.

     To the extent that Notes are tendered and accepted in the Offer, the trading market for the Notes would become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a greater float. Therefore, the market price for Notes not tendered or not purchased may be affected adversely to the extent that the principal amount of Notes tendered pursuant to the Offer reduces the float. The reduced float may also tend to make the trading price more volatile. Holders of Notes not tendered or not purchased may attempt to obtain quotations for their Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes following consummation of the Offer. The extent of the public market for the Notes following consummation of the Offer will depend upon, among other things, the remaining outstanding principal amount of Notes after the Offer, the number of Holders of such Notes remaining at such time, the interest in maintaining a market in the Notes on the part of securities firms and other factors. Calpine does not intend to create or sustain a market for any Notes that remain outstanding following consummation of the Offer.

Subsequent Repurchase of the Notes

     Calpine expressly reserves the absolute right, in its sole discretion, from time to time to purchase any Notes that remain outstanding after the Expiration Date through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise, on terms that may or may not be equal to the Tender Payment or the Purchase Price, or to exercise any of its rights under the indentures governing the Notes. Calpine has stated in its reports filed with the Commission that it is required to use the proceeds of certain preferred stock offerings to make capital expenditures or to repay or repurchase certain types of subsidiary indebtedness, and that it currently expects to apply up to approximately $430 million from two such offerings by January 2006 to make such repayments or repurchases. The subsidiary indebtedness that may be repaid or repurchased includes, but is not limited to, the Notes and, accordingly, all, none or some portion of such $430 million may be used to repay or repurchase Notes. In addition, Calpine has announced that it is considering the sale of its Saltend Energy Centre and that proceeds from a sale, if any, of its Saltend Energy Centre in excess of approximately $630 million must also be used for capital expenditures or to repay or repurchase such subsidiary indebtedness. There can be no assurance that Calpine will purchase any Notes in connection with such preferred stock offerings or a sale of its Saltend Energy Centre or otherwise or that, if Calpine were to repurchase any Notes in connection therewith, that any such repurchases would not be at higher or different prices than those reflected for each series of Notes in this Offer to Purchase.

Investment Risk

     The Notes that remain outstanding upon consummation of the Offer will remain subject to risks relating to Calpine and its subsidiaries, including without limitation, risks of liquidity, creditworthiness, results of operation, legal proceedings, bankruptcy, liquidation and reorganization, as well as risks related to the Notes. Holders should consider those risks related to the Company and/or the Notes that are described in Calpine’s Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which are incorporated by reference in this Offer to Purchase, and the other documents that are incorporated by reference in this Offer to Purchase.

Limited Rights Under the Indentures Governing the Notes; the Notes May Be Assumed by Calpine

     The indentures governing the Notes, and the related payment guarantees by Calpine, place few operating or financial restrictions on Finance I, Finance II (together, the “Issuers”), Calpine or any of their subsidiaries or affiliates. For example, the indentures do not place restrictions on the ability of the Issuers, Calpine, or any of their respective subsidiaries or affiliates to, among other things, sell assets, incur additional indebtedness, enter into affiliate transactions, make dividends or distributions, or limit dividends and other payments by restricted subsidiaries to Calpine. While the indentures and the guarantees place limited restrictions on the ability of the Issuers, Calpine or their affiliates to merge or consolidate, incur certain liens or enter into sale/leaseback transactions, there are significant exceptions to such restrictions. In addition, the indentures governing the Notes permit, subject to certain conditions, the Issuers, without the consent of the Holders, to assign their rights and obligations under the Notes to Calpine or certain subsidiaries of Calpine and to release the Issuers from any further obligation with respect to the Notes. The Issuers and Calpine are currently considering the assignment to, and assumption by, Calpine of the Issuers’ rights and obligations under one or more series of Notes following the consummation of the Offer. Accordingly, some or all of the remaining outstanding Notes may in the future become the obligations solely of Calpine, and not of Finance I or Finance II.

Risks to Holders of Notes Tendered in the Offer

Effects of prorating

     The Offer is not conditioned upon any minimum level of participation. Calpine will not be able to definitively determine whether the Offer is oversubscribed or what the effects of prorating may be with respect to any particular series until after the Expiration Date has passed, and the proration will be determined, in part, by the foreign exchange rates in effect at 5:00 p.m., New York City time, on the day prior to the Acceptance Date. You will not be able to withdraw tenders of your Notes at the time Calpine establishes the amount of Notes of any particular series to be purchased.

Valuation risk

     The consideration offered to purchase the Notes does not reflect any independent valuation of the Notes and does not take into account events or changes in financial markets (including interest rates) after the commencement of the Offer. Calpine has not obtained or requested a fairness opinion from any banking or other firm as to the fairness of the consideration offered for the Notes. If you tender your Notes, you may or may not receive more or as much value than if you choose to keep them.

The consummation of the Offer is subject to the satisfaction of certain conditions that may not be satisfied

     The consummation of the Offer is subject to the satisfaction of several Conditions, including the absence of the occurrence or likely occurrence of (i) any event affecting the business or financial affairs of Calpine that, in Calpine’s sole judgment, would or might prohibit, prevent, restrict or delay consummation of the Offer, or otherwise make it inadvisable to proceed with the purchase of Notes pursuant to the Offer and (ii) any event that, in Calpine’s sole judgment, materially adversely affects any of its current financing activities, asset sales or liquidity generating or enhancing activities or its operational cash flow. See “Conditions to the Offer.” There can be no assurance that such Conditions will be satisfied prior to the Expiration Date or at all, or that, in the event the Offer is not consummated, the market value and liquidity of the applicable Notes will not be materially adversely affected.

PRINCIPAL TERMS OF THE OFFER

     The Offer Documents contain important information that should be read carefully before any decision is made with respect to the Offer.

Introduction

     Calpine hereby offers, upon the terms and subject to the conditions set forth in the Offer Documents, to purchase for aggregate cash consideration not to exceed the Maximum Tender Amount, all or such portion of the outstanding Notes that are validly tendered (and not withdrawn) to the Tender Agent on or prior to the Expiration Date for the consideration as described below. Calpine will accept tenders of Notes in principal amounts of €1,000, £1,000 or $1,000, as applicable, or integral multiples thereof. On the Acceptance Date, Calpine will accept such Notes for purchase upon the terms and subject to the conditions set forth herein, including the terms and conditions of any extension or amendment hereto. Payment for Notes purchased pursuant to the Offer will be made on the Settlement Date.

Tender Payment

     As of the date hereof, the following principal amounts of each series of Notes are outstanding and held by Holders:

			Outstanding
CUSIP, ISIN and/or		Currency of	Principal Amount
Common Code Number	Title of Notes	Denomination	Held by Holders

ISIN XS0137441654 Common Code 013744165	8 3/8% Senior Notes Due 2008	Euro	€117,360,000

ISIN XS0137441142 Common Code 013744114	8 7/8% Senior Notes Due 2011	British Pound	£121,409,000

CUSIP13134V AA 1	8 1/2% Senior Notes Due 2008	U.S. Dollar	$1,582,448,000

     The Tender Payment, including the Early Tender Payment, and the Purchase Price for each €1,000, £1,000 or $1,000, as applicable, principal amount of Notes validly tendered and accepted for payment pursuant to the Offer shall be payable in cash in the currency in which the Notes are denominated. The Tender Payment for the Notes will be equal to 52.5% of the face value of the Notes, including the Early Tender Payment equal to 2% of the face value of the Notes. As part of the Tender Payment or Purchase Price, as applicable, Calpine will also make the Interest payment in an amount equal to accrued and unpaid interest up to, but not including, the Settlement Date.

     The Maximum Tender Amount pursuant to the Offer is $160,000,000 (or its equivalent in applicable currencies). Notes that are validly tendered (and not withdrawn) on or prior to the Expiration Date may be subject to prorating if the Maximum Tender Amount is exceeded. Tendered Finance II Notes will be accepted for purchase before any tendered Dollar Notes are accepted. Each series of tendered Finance II Notes will be accepted for purchase pro rata in proportion to the aggregate principal amount of each such series validly tendered and not withdrawn. Calpine has the right to increase the Maximum Tender Amount in its sole discretion at any time (provided that it complies with Rule 14e-1 under the Exchange Act). The Offer is not conditioned on any minimum amount of Notes being tendered. The aggregate amount of Notes repurchased shall be determined using the foreign exchange rate in effect as of 5:00 p.m., New York City time, on the day prior to the Acceptance Date. In the event of any prorating with respect to Notes accepted for repurchase hereunder, the aggregate principal amount of such Notes shall be rounded to the nearest whole €1,000, £1,000 or $1,000, as applicable.

     Holders who tender their Notes on or prior to 5:00 p.m., New York City time, on the Early Tender Date will receive the Tender Payment on the Settlement Date, subject to the terms and conditions set forth in this Offer to Purchase. Holders who tender their Notes after 5:00 p.m., New York City time, on the Early Tender Date and on or prior to 5:00 p.m., New York City time, on the Expiration Date will receive the Purchase Price on the Settlement Date, subject to the terms and conditions set forth in this Offer to Purchase.

     Notes tendered on or prior to the Early Tender Date may be withdrawn at any time on or prior to the Early Tender Date, but not thereafter, except as may be required by law.

     If any tendered Notes are not purchased pursuant to the Offer for any reason (including as a result of rounding to the nearest whole €1,000, £1,000 or $1,000, as applicable due to prorating), or certificates are submitted evidencing more Notes than are tendered, such Notes not purchased will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC or the relevant Clearing System from which such Notes were delivered) unless otherwise requested by such Holder under “Special Delivery Instructions” in the Letter of Transmittal, promptly following the Expiration Date or termination of the Offer.

     If Notes are validly tendered and not withdrawn such that the principal amount tendered in the Offer exceeds the Maximum Tender Amount for the Offer, Calpine will accept for payment only the Maximum Tender Amount and will purchase Finance II Notes prior to purchasing any Dollar Notes. Accordingly, Calpine will only accept Dollar Notes tendered if, after it has accepted all Finance II Notes tendered, the aggregate of all Tender Payments and payments of the Purchase Price with respect to the Finance II Notes is less than the Maximum Tender Amount. The remaining portion of the Maximum Tender Amount after purchase of the Finance II Notes will be used to purchase Dollar Notes. If such remaining amount is sufficient to purchase some but not all of the Dollar Notes tendered, the amount of Dollar Notes that Calpine will purchase will be prorated based on the aggregate principal amount tendered. In the event that the Maximum Tender Amount is not sufficient to purchase all of the Finance II Notes, Calpine will prorate the amount of each series of Finance II Notes that it will purchase based on the aggregate principal amount of each such series tendered. In addition, in that event, no Dollar Notes will be accepted for payment. To the extent practicable, Calpine intends to determine after the Early Tender Date whether, based on the amount of Finance II Notes tendered, it is likely that no Dollar Notes will be accepted, given the Maximum Tender Amount. If Calpine determines in its sole discretion that the Dollar Notes will under no circumstances be accepted due to the amount of Finance II Notes tendered, Calpine intends to promptly return tendered Dollar Notes to the Holders thereof.

     The Maximum Tender Amount may be increased by the Company at any time, in its sole discretion (subject to Rule 14e-1 under the Exchange Act).

     The Dealer Manager will be responsible for making all calculations called for by the Offer. These calculations include, but are not limited to, applying the relevant foreign exchange rate to determine the amount of Notes of each series to be accepted and the proration among the Finance II Notes, and determining Interest payable on the Notes. The Dealer Manager will make all these calculations in good faith, and, absent manifest error, its calculations will be final and binding on holders of Notes. The Dealer Manager will provide a schedule of its calculations to the Tender Agent, and the Tender Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Tender Agent will forward such calculations to any Holder of Notes tendered pursuant to the Offer upon the request of that Holder.

EXPIRATION DATE; EXTENSION; AMENDMENT AND TERMINATION

     The Offer will expire at 5:00 p.m., New York City time, on June 22, 2005, unless extended by Calpine in its sole discretion. In the event the Offer is extended, the term “Expiration Date” with respect to such extended Offer shall mean the time and date on which the Offer, as so extended, shall expire. Calpine expressly reserves the right to extend the Offer from time to time or for such period or periods as it may determine in Calpine’s sole discretion by giving oral (to be promptly confirmed in writing) or written notice of such extension to the Tender Agent and by making a public announcement by press release at or prior to 9:00 a.m., New York City time, on the next business day following the Expiration Date, as the case may be. During any extension of the Offer, all Notes previously tendered and not accepted for purchase will remain subject to the Offer and may, subject to the terms and conditions of the Offer, be accepted for purchase by Calpine.

     To the extent Calpine is legally permitted to do so, it expressly reserves the absolute right, in its sole discretion, to at any time (i) waive any Condition to the Offer, (ii) amend any of the terms of the Offer (subject to the requirement to extend the Offer, as required by law), (iii) modify the Maximum Tender Amount or (iv) modify the Tender Payment, including the Early Tender Payment, or the Purchase Price, provided that in the case of each of (iii) and (iv), the Offer will remain open for at least 10 business days following such modification. Any waiver, amendment, modification or extension of the Offer will apply solely to the applicable series of Notes to which such waiver, amendment, modification or extension expressly relates, and not to any other series of Notes. If Calpine makes a material change in the terms of the Offer or waives a material Condition of the Offer, it will give oral (to be promptly confirmed in writing) or written notice of such amendment or such waiver to the Tender Agent and will disseminate additional Offer Documents and will extend the Offer to the extent required by law. Calpine expressly reserves the right, in its sole discretion, to terminate the Offer with respect to each series of Notes at any time prior to the payment of the Tender Payment or Purchase Price, as applicable, with respect to that series. In the event that Calpine terminates the Offer, it shall give immediate notice thereof to the Tender Agent, and all Notes theretofore tendered and not accepted for payment shall be returned promptly to the tendering Holders thereof. In the event that the Offer is withdrawn or otherwise not completed, no part of the Tender Payment or Purchase Price, as applicable, will be paid or become payable. See “Withdrawal of Tenders and Absence of Appraisal Rights” and “Conditions to the Offer.”

     If Calpine extends the Offer, or if, for any reason (whether before or after any Notes have been accepted for purchase), the acceptance for payment of, or the payment for, Notes is delayed or if Calpine is unable to accept for payment or pay for Notes pursuant to the Offer, then, without prejudice to Calpine’s rights under the Offer, the Tender Agent may retain tendered Notes on behalf of Calpine, and such Notes may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described in “Withdrawal of Tenders and Absence of Appraisal Rights.” However, the ability of Calpine to delay the payment for Notes that Calpine has accepted for purchase is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender offer.

ACCEPTANCE OF NOTES FOR PURCHASE AND PAYMENT OF THE NOTES

     Upon the terms and subject to the conditions of the Offer, Calpine will accept for purchase, promptly after the Expiration Date, Notes (up to the Maximum Tender Amount) validly tendered pursuant to the Offer (or defectively tendered, if such defect has been waived by Calpine) and not validly withdrawn upon the satisfaction or waiver of the conditions to the Offer specified herein under “Conditions to the Offer.” Calpine expressly reserves the right, in its sole discretion, to delay acceptance for purchase of Notes tendered under the Offer or the payment for Notes accepted for purchase (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer), or to terminate the Offer and not accept for purchase any Notes not theretofore accepted for purchase, if any of the Conditions set forth under “Conditions to the Offer” shall not have been satisfied or waived by Calpine or in order to comply in whole or in part with any applicable law. In all cases, payment for Notes accepted for purchase pursuant to the Offer will be made only after timely receipt by the Tender Agent of certificates representing the Notes (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal related thereto (or a facsimile thereof or satisfaction of DTC’s ATOP procedures or the procedures of Euroclear and Clearstream, Luxembourg) and any other documents required thereby.

     For purposes of the Offer, Calpine will be deemed to have accepted for purchase validly tendered Notes (or defectively tendered Notes, if such defect has been waived by Calpine) if, as and when Calpine gives oral (confirmed in writing) or written notice thereof to the Tender Agent. Payment for Notes accepted for purchase in the Offer on or prior to the Settlement Date will be made by Calpine by depositing such payment with the Tender Agent, which will act as agent for the tendering Holders for the purpose of receiving the Tender Payment or the Purchase Price, as applicable, and transmitting the Tender Payment or the Purchase Price, as applicable, to such Holders. Upon the terms and subject to the conditions of the Offer, delivery by the Tender Agent of the applicable Tender Payment or Purchase Price shall be made on the Settlement Date for Notes that have been validly delivered and not validly withdrawn on or prior to the Early Tender Date or the Expiration Date, as the case may be.

     Tenders of Notes pursuant to the Offer will be accepted only in principal amounts equal to €1,000, £1,000 or $1,000, as applicable, or any integral multiple thereof. If, for any reason, acceptance for purchase of, or payment for, validly tendered Notes pursuant to the Offer is delayed or Calpine is unable to accept for purchase, or to pay for, validly tendered Notes pursuant to the Offer, then the Tender Agent may, nevertheless, on Calpine’s behalf, retain tendered Notes, without prejudice to Calpine’s rights described under “Expiration Date; Extension; Amendment and Termination,” “Conditions to the Offer” and “Withdrawal of Tenders and Absence of Appraisal Rights” (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer). If any tendered Notes are not accepted for purchase for any reason pursuant to the terms and conditions of the

Offer, or if certificates are submitted evidencing more Notes than those which are tendered, certificates evidencing unpurchased Notes will be returned, without expense, to the tendering Holder, unless otherwise requested by such Holder under “Special Delivery Instructions” in the Letter of Transmittal (or, in the case of any Notes tendered by book-entry transfer into the Tender Agent’s account at the book-entry transfer facility pursuant to the procedures set forth under the caption “Procedures for Tendering Notes — Book-Entry Delivery Procedures,” such Notes will be credited to the account maintained at the book-entry transfer facility from which such Notes were delivered), promptly following the Expiration Date or the termination of the Offer.

     Calpine reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its respective affiliates, the right to purchase all or any portion of the Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve Calpine of its obligations under the Offer and will in no way prejudice the rights of tendering Holders to receive payment for their Notes validly tendered and not validly withdrawn and accepted for payment pursuant to the Offer. Holders whose Notes are tendered and accepted for purchase pursuant to the Offer will be entitled to Interest on their Notes up to, but not including, the Settlement Date. Under no circumstances will any additional interest be payable because of any delay by or on behalf of the Tender Agent in the transmission of funds to the Holders of purchased Notes or otherwise.

     Tendering Holders of Notes purchased in the Offer will not be obligated to pay brokerage commissions or fees, or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the purchase of their Notes. Holders who tender their Notes through their broker or other nominee may be required to pay a fee or service charge. Such Holders should inquire of their broker or other nominee if such charges will be applicable. Calpine will pay all other charges and expenses in connection with the Offer. See “Dealer Manager; Information Agent and Tender Agent” and “Miscellaneous.”

PROCEDURES FOR TENDERING NOTES

     Notes must be tendered pursuant to the Offer in accordance with the procedures described below. The method of tendering Notes and delivering the Letter of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent’s Message (as defined herein) transmitted through ATOP or electronic acceptance transmitted through any Clearing System, is at the election and risk of the person tendering Notes and delivering the Letter of Transmittal and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Tender Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Early Tender Date or the Expiration Date, as applicable, to permit delivery to the Tender Agent on or prior to such date.

Tender of Notes

     The tender by a Holder of Notes (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The procedures by which Notes may be tendered by beneficial owners who are not registered Holders will depend upon the manner in which the Notes are held.

Tender of Notes Held in Physical Form

     The trustee with respect to the Notes has informed Calpine that all Holders hold the Notes through DTC or Clearing System accounts and there are no Notes in physical form. If you believe that you are holding a Note in physical form, please contact the Dealer Manager for the appropriate procedures with regard to tendering such Notes. If any Notes are held in physical form, such Notes could be tendered to the Tender Agent at the addresses identified on the back cover of this Offer to Purchase.

Tender of Notes Held Through a Custodian

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Notes should contact the registered Holder promptly and instruct such Holder to tender Notes on such beneficial owner’s behalf. A Letter of Instructions is enclosed in the materials provided along with this Offer to Purchase, which may be used by a beneficial owner in this process to instruct the registered Holder to tender Notes. Any beneficial owner of Notes held through DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which that beneficial owner’s Notes are held in DTC to tender on that beneficial owner’s behalf. If such beneficial owner wishes to tender such Notes personally, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner’s name (if permitted) or otherwise follow the procedures described below. The transfer of record ownership (if permitted) may take considerable time.

Tender of Notes Held Through DTC

     To effectively tender Notes that are held through DTC, DTC participants should either (i) properly complete and duly execute the Letter of Transmittal (or a manually signed facsimile thereof), together with any other documents required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal and such other documents to the Tender Agent or (ii) electronically transmit their acceptance through ATOP (and thereby tender Notes), for which the transaction will be eligible. Upon receipt of such Holder’s acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent’s Message to the Tender Agent for its acceptance. Delivery of tendered Notes must be made to the Tender Agent pursuant to the book-entry delivery procedures set forth below.

     The method of delivery of Notes and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent’s Message transmitted through ATOP, is at the election and risk of the person tendering the Notes and delivering the Letters of Transmittal and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Tender Agent.

     Except as provided below, unless the Notes being tendered are deposited with the Tender Agent on or prior to the Early Tender Date or the Expiration Date, as the case may be (accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent’s Message), Calpine may, at its option, treat such tender as defective for purposes of the right to receive the applicable Tender Payment or Purchase Price. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of any other required documents.

Book-Entry Delivery Procedures

     The Tender Agent will establish accounts with respect to the Notes at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Tender Agent’s account in accordance with DTC’s ATOP. However, although delivery of Notes may be effected through book-entry transfer into the Tender Agent’s account at DTC, the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Tender Agent at one or more of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Early Tender Date or the Expiration Date, as applicable, in connection with the tender of such Notes. Delivery of documents to DTC does not constitute delivery to the Tender Agent. The confirmation of a book-entry transfer into the Tender Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.”

     The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Tender Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participants in DTC described in that Agent’s Message, stating that the aggregate principal amount of Notes that have been tendered by those participants under the Offer have thereby been delivered and that those participants have received this Offer to Purchase and the Letter of Transmittal and agree to be bound by the terms of this Offer to Purchase and the Letter of Transmittal and Calpine may enforce that agreement against those participants.

Signature Guarantees

     Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a “Medallion Signature Guarantor”), unless the Notes tendered are tendered and delivered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” in the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Notes not accepted for purchase or not tendered are to be returned to a person other than the registered Holder, then the signature on the Letter of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above.

Tender of Notes Held Through Euroclear and Clearstream, Luxembourg

     The submission to a Clearing System of a valid electronic acceptance instruction by a Holder in accordance with the procedures described below, resulting in the blocking of Notes in the relevant Clearing System upon receipt, will be deemed to constitute the tender of Notes by such Holder. A defective electronic acceptance instruction (which defect is not waived by Calpine) will not constitute a valid tender of Notes and will not entitle the Holder to the applicable Tender Payment or Purchase Price.

     The tender of Notes by a Holder will be deemed to have occurred upon receipt by the relevant Clearing System of a valid electronic acceptance instruction in accordance with the requirements of such Clearing System. The receipt of such electronic acceptance instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System. Notwithstanding a Holder’s valid tender of Notes, Calpine will not be obliged to accept the Notes for payment unless the Conditions to the Offer are satisfied or waived. No Letter of Transmittal need be executed in relation to this Offer.

     Holders should ensure that the relevant Clearing System has received instructions (with which that Clearing System has complied) to block such Notes in the securities account to which they are credited from and including the day on which the electronic acceptance is submitted so that no transfers may be effected in relation to such Notes at any time after such date. Notes should be blocked in accordance with the procedures of the relevant Clearing System and the deadlines required by the relevant Clearing System. Calpine and the Tender Agent shall be entitled to accept the submission of the electronic acceptance as deemed confirmation that such Notes have been so blocked. The Tender Agent shall require the relevant Clearing System to confirm in writing that such Notes have been blocked from the date of the submission of the electronic acceptance. In the event that the relevant Clearing System fails to do so, the Tender Agent shall inform Calpine and Calpine shall be entitled, but not obligated, to reject the relevant electronic acceptance.

     Beneficial owners of Notes who are not direct participants in Euroclear or Clearstream, Luxembourg must contact their custodian to arrange for their direct participant in Euroclear or Clearstream, Luxembourg, as the case may be, through which they hold Notes to submit the electronic acceptance and to give instruction to the relevant Clearing System to block the relevant Notes in accordance with the procedures of the relevant Clearing System and the deadlines required by the relevant Clearing System. The beneficial owners of Notes that are held in the name of a custodian should contact such entity sufficiently in advance of the Expiration Date, if they wish to accept the Offer, and ensure that the Notes are blocked in accordance with the normal procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

     Delivery of documents to Euroclear or Clearstream, Luxembourg in accordance with the relevant Clearing System’s procedures does not constitute delivery to the Tender Agent. Direct participants in Euroclear or Clearstream, Luxembourg accepting the Offer must give authority to Euroclear or Clearstream, Luxembourg to disclose their identity to the Tender Agent.

     Holders accepting the Offer with respect to Notes should ensure that the relevant blocking instructions to Euroclear or Clearstream, Luxembourg can be allocated to the relevant electronic acceptance. For the avoidance of doubt, each electronic acceptance must have an individual, matching blocking instruction.

Lost or Missing Certificates

     If a Holder desires to tender Notes pursuant to the Offer, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such Holder should write to the Trustee for the Notes at the address or facsimile number listed below concerning the procedures for obtaining replacement certificates for such Notes or arranging for indemnification or any other matter that requires handling by the Trustee:

TRUSTEE:	Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Kristin Long
Facsimile No.: (302) 636-4140
Telephone No.: (302) 636-6016
(for confirmation of receipt or to request
information)

     Neither Calpine nor the Trustee can assure you that any mutilated, lost, stolen or destroyed certificate can be replaced prior to the Early Tender Date or the Expiration Date, as applicable. In addition, neither Calpine nor the Trustee shall have any liability for failing to replace any such certificate.

Special Payment and Delivery Instructions

     Tendering Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which payment of the Tender Payment or the Purchase Price and/or certificates evidencing Notes for amounts not accepted for tender, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal. In the case of issuance in a different name, the employer identification or Social Security number of the person named must also be indicated and a substitute Form W-9 for such recipient must be completed. If no such instructions are given, payment of the Tender Payment or the Purchase Price, or Notes not accepted for purchase, as the case may be, will be made or returned, as the case may be, to the Holder of Notes tendered.

     If the Notes are held of record in the name of a person other than the signer of the Letter of Transmittal, or if certificates for unpurchased Notes are to be issued to a person other than the registered Holder, the certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears in the certificates, with the signature on the certificates or bond powers guaranteed as described below.

Backup Withholding Tax

     Under U.S. federal tax laws, the Tender Agent may be required to withhold 28% of the amount of any payments made to certain Holders pursuant to the Offer. To avoid such backup withholding with respect to any payment received in respect of the Offer, a tendering U.S. Holder (as defined herein) must provide the Tender Agent with its correct taxpayer identification number and certify that such Holder is not subject to backup withholding by completing the substitute Form W-9 included in the Letter of Transmittal. A Non-U.S. Holder (as defined herein) can generally avoid such backup withholding by certifying its non-U.S. status on Form W-8BEN, a copy of which may be obtained upon request from the Tender Agent or from the Internal Revenue Service at its website at www.irs.gov. For a discussion of certain other U.S. federal income tax consequences to U.S. Holders, see “Material U.S. Federal Income Tax Consequences” below and for a discussion of certain Canadian federal income tax consequences to Holders, see “Material Canadian Federal Income Tax Consequences” below.

Other Matters

     Tenders of Notes pursuant to any of the procedures described above, and acceptance thereof by Calpine for purchase, will constitute a binding agreement between Calpine and the tendering Holder of such Notes, upon the terms and subject to the conditions of the Offer in effect on the date the Notes are accepted for payment.

     There are no guaranteed delivery provisions provided by Calpine in conjunction with the Offer under the terms of this Offer or any of the Offer Documents. Holders must tender their Notes in accordance with the procedures set forth under “Procedures for Tendering Notes.”

     By tendering a Letter of Transmittal (or by tendering Notes through book-entry transfer) as set forth above, and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering Holder (i) irrevocably sells, assigns and transfers to or upon the order of Calpine all right, title and interest in and to all the Notes tendered thereby, (ii) waives any and all other rights with respect to the Notes (including, without limitation, the tendering Holder’s waiver of any existing or past defaults and their consequences in respect of the Notes, the indenture under which the Notes were issued, and the guarantee thereof by Calpine), (iii) releases and discharges Calpine and its subsidiaries and affiliates from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes and (iv) irrevocably constitutes and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of such Holder with respect to any such tendered Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Notes, or transfer ownership of such Notes on the account books maintained by DTC or other relevant Clearing System, together, in any such case, with all accompanying evidences of transfer and authenticity, to Calpine, (b) present such Notes for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Tender Agent will have no rights to, or control over, funds from Calpine, except as agent for the tendering Holders, for the Tender Payment or the Purchase Price for any tendered Notes that are purchased by us).

     All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Notes will be determined by Calpine, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Notes will not be considered valid. Calpine reserves the absolute right, in its sole discretion, to reject any or all tenders of Notes that are not in proper form or the acceptance of which, in its opinion, would be unlawful. Calpine also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes.

     Calpine’s interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes must be cured within such time as Calpine determines, unless waived by Calpine. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by Calpine or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of the Notes. None of Calpine, the Tender Agent, the Trustee, the Information Agent, the Dealer Manager or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes, or will incur any liability to Holders for failure to give any such notice.

     Letters of Transmittal, Notes and any other required documents should be sent to the Tender Agent only and not to Calpine, the Information Agent or the Dealer Manager.

WITHDRAWAL OF TENDERS AND ABSENCE OF APPRAISAL RIGHTS

     Notes tendered on or prior to the Early Tender Date may be withdrawn at any time on or prior to the Early Tender Date, but not thereafter, except as may be required by law. Notes tendered subsequent to the Early Tender Date and on or prior to the Expiration Date may be withdrawn at any time on or prior to the Expiration Date but not thereafter. However, if a tender is withdrawn, the Holder will not be eligible to receive the applicable Tender Payment or Purchase Price for those Notes.

     In the event the Offer is terminated by the Company, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC or other relevant Clearing System from which such Notes were delivered). If the Offer is amended on or prior to the Early Tender Date in a manner determined by Calpine, in its sole discretion, to constitute a material adverse change to the Holders, Calpine promptly will disclose such amendment and, if necessary, extend the Early Tender Date for a period deemed by Calpine to be adequate to permit Holders of the Notes to tender or withdraw their Notes. In addition, Calpine may, if it deems appropriate, extend the Early Tender Date for any other reason. If Calpine makes a material change in the terms of the Offer or the information concerning the Offer or waives a material Condition of the Offer, Calpine will disseminate additional Offer materials and extend the Offer to the extent required by law. If the consideration to be paid in the Offer is increased or decreased or the principal amount of Notes subject to the Offer is decreased, the Offer will remain open at least 10 business days from the date Calpine first gives notice to Holders, by public announcement or otherwise, of such increase or decrease. In addition, Calpine may, if it deems appropriate, extend the Offer for any other reason.

     For a withdrawal of Notes tendered to be effective, (a) a written or facsimile transmission notice of withdrawal or revocation must be received by the Tender Agent at its address set forth on the back cover of this Offer to Purchase on or prior to the Early Tender Date or the Expiration Date, as applicable, or (b) a properly transmitted “Request Message” through ATOP (or through the applicable procedures of the relevant Clearing System) must be delivered on or prior to the Early Tender Date or Expiration Date, as applicable. Any such notice of withdrawal for Notes must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain a description of the Notes to be withdrawn and the aggregate principal amount represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such Holder. If the Notes to be withdrawn have been delivered or otherwise identified to the Tender Agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of such withdrawal even if physical release is not yet effected.

     Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer. Any permitted withdrawal of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer; provided, however, that validly withdrawn Notes may be re-tendered by again following one of the appropriate procedures described herein at any time on or prior to the Early Tender Date or the Expiration Date, as applicable.

     All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal of Notes will be determined by Calpine, in its sole discretion (and Calpine’s determination shall be final and binding). None of Calpine, the Tender Agent, the Dealer Manager, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

     The Notes are debt obligations of Finance I and Finance II, are fully and unconditionally guaranteed by Calpine, and are governed by the indentures with respect to such Notes. There are no appraisal or other similar statutory rights available to Holders in connection with the Offer.

CONDITIONS TO THE OFFER

     Notwithstanding any other provision of the Offer, Calpine will not be required to accept for purchase, or to pay for, any Notes tendered pursuant to the Offer and may terminate, extend or amend the Offer and may (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of a tender offer) postpone the acceptance for purchase of, and payment for, Notes so tendered if any of the Conditions have not been satisfied on or prior to the Expiration Date. Calpine will not be required to pay the applicable Tender Payment or Purchase Price in connection with the Offer unless it shall have accepted the Notes for purchase pursuant to the Offer.

     All the Conditions shall be deemed to be satisfied on the Settlement Date, unless any of the following conditions shall occur on or after the date of this Offer and on or prior to the Settlement Date.

The conditions (the “Conditions”) shall mean the absence of:

(i)	in the sole judgment of Calpine, any actual or threatened legal impediment to the purchase of Notes pursuant to the Offer,

(ii)
any change or development, including a prospective change or development, in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that (1) in the sole judgment of Calpine, has or may have a material adverse effect on the market price of the Notes or upon trading in or upon the value of the Notes to Calpine or (2) in the sole judgment of Calpine, could have a material adverse effect on the business, financial condition, income, operations or prospects of Calpine and its subsidiaries, taken as a whole (a “Material Adverse Effect”),

(iii)
the institution, threat or pendency of any action or proceeding before any court, governmental, regulatory or administrative agency or authority or instrumentality, or by any person, in connection with the Offer that challenges the making of the Offer or that could, in the sole judgment of Calpine, have a Material Adverse Effect,

(iv)
the occurrence or likely occurrence of any event affecting the business or financial affairs of Calpine that, in Calpine’s sole judgment, would or might have a Material Adverse Effect or prohibit, prevent, restrict or delay consummation of the Offer, or otherwise make it inadvisable to proceed with the purchase of Notes pursuant to the Offer,

(v)
the occurrence or likely occurrence if any event that, in Calpine’s sole judgment, materially adversely affects any of its current financing activities, asset sales or liquidity generating or enhancing activities or its operational cash flow,

(vi)	the occurrence of any material adverse development, in the sole judgment of Calpine, with respect to any action, proceeding or investigation concerning the Company existing on the date hereof,

(vii)	the occurrence of any of the following:

•	any general suspension of, shortening of hours for, or limitation on prices for, trading in securities in the United States securities or financial markets,

•	any significant change in the trading prices for the Notes that is adverse to Calpine or any of its affiliates,

•	a significant impairment in the trading market for debt securities,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•
there is (i) an outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States or (ii) any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (i) or (ii), in Calpine’s sole judgment, makes it impracticable or inadvisable to proceed with the Offer;

•
any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the reasonable judgment of Calpine, might affect the extension of credit by banks or other lending institutions,

•	any significant change in the United States currency exchange rates or a suspension of, or limitations on, the markets therefor (whether or not mandatory), or

•	in the case of any of the foregoing existing on the date hereof, in the sole judgment of Calpine, a material acceleration or worsening thereof.

     The Conditions to the Offer are for the sole benefit of Calpine and may be asserted by Calpine in its sole discretion regardless of the circumstances giving rise to such Conditions or may be waived by Calpine, in whole or in part, at any time and from time to time, in its sole discretion, whether or not any other Condition of the Offer is also waived. Any determination by Calpine concerning the events described in this section shall be final and binding upon all Holders and other persons. The failure by Calpine at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time. Calpine has not made a decision as to what circumstances would lead it to waive any of the Conditions. Any such waiver would depend on circumstances prevailing at the time of such waiver.

     Although Calpine has no present plans or arrangements to do so, Calpine reserves the right to amend, at any time (subject to Rule 14e-1 under the Exchange Act), the terms of the Offer. Calpine will give Holders notice of such amendments as may be required by applicable law.

MARKET AND TRADING INFORMATION

     The Finance II Notes are listed for trading on the Luxembourg Stock Exchange. The Dollar Notes are not listed on any securities exchange nor are they included in any automated quotation system. To the extent that any of the Notes are traded, prices of the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Holders are urged to obtain current information with respect to the market prices for the Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences relating to the sale of Notes by Holders pursuant to the Offer. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and existing and proposed United States Treasury regulations under the Code (“Treasury Regulations”), changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Such changes could be applied retroactively in a manner that could adversely affect the Holders. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of such Holder’s particular circumstances or to Holders subject to special rules, such as certain financial institutions, certain former citizens or residents of the United States, tax exempt organizations, insurance companies, dealers or traders in securities or currencies, U.S. Holders (as defined herein) who hold the Notes as a position in a “straddle” or as part of a “synthetic security” or “hedge,” “conversion transaction” or other integrated investment, Holders that have a “functional currency” other than the United States dollar, and investors in certain pass-through entities (such as partnerships), all of whom may be subject to tax rules that differ significantly from those summarized below. Holders of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situation and the sale of the Notes, as well as the applicability of state, local or foreign income or other tax laws.

     As used herein, the term “U.S. Holder” means an owner of a Note that, for U.S. federal income tax purposes is (a) a citizen or resident of the United States, (b) a corporation or other entity taxable as a corporation organized under the laws of the United States or of any political subdivision thereof (including the States and the District of Columbia), (c) estates, the income of which is subject to United States federal income taxation regardless of its source, or (d) trusts if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as U.S. Holders prior to such date may also be treated as U.S. Holders. As used herein, the term “Non-U.S. Holder” means an owner of a Note (other than a partnership) that is not a U.S. Holder. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal tax purposes) is a beneficial owner of the Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of the sale of Notes pursuant to the Offer.

Consequences to Tendering U.S. Holders

Gain or Loss Upon Sale

     The sale of a Note by a U.S. Holder pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss in an amount equal to the difference between the sales price (which amount will not include any amount attributable to Interest, which will be taxed as defined as below) and the U.S. Holder’s adjusted tax basis in the Notes sold. Except with respect to any foreign currency gain or loss or market discount described below, gain or loss on the sale of a Note pursuant to the Offer will generally be U.S. source capital gain or loss. In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale of a Note if such Holder’s holding period for the Note exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Foreign Currency Exchange Gain or Loss

     Gain or loss on the sale of a Note denominated in Euros or Sterling that is attributable to changes in currency exchange rates will be ordinary income or loss and will be characterized as exchange gain or loss. Gain or loss attributable to changes in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the Note is accepted for tender in the offer and (ii) the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. Payments received attributable to accrued interest will be treated in accordance with the rules described below. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale of the Note. Foreign currency gain or loss will generally be treated as U.S. source gain or loss.

Market Discount

     A Note has “market discount” if its stated principal amount exceeds its tax basis in the hands of a U.S. Holder immediately after its acquisition, unless a statutorily defined de minimis exception applies. Gain recognized by a U.S. Holder with respect to a Note acquired with market discount will generally be subject to tax as ordinary income to the extent of the market discount accrued during the period the Note was held by such U.S. Holder. This rule will not apply to a U.S. Holder who previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Treatment of Early Tender Payment to Tendering U.S. Holders.

     There is no authority directly addressing the U.S. federal income tax consequences of the receipt of the Early Tender Payment. The Early Tender Payment will be treated for U.S. federal income tax purposes as either (i) additional consideration in exchange for the tendered Notes, in which case such amounts would be taken into account in determining the amount of gain or loss on the exchange (see “— Gain or Loss upon Sale”) or (ii) separate consideration for validly tendering before the Early Tender Date. Calpine intends to treat the Early Tender Payment as additional consideration received in exchange for tendered Notes. There can be no assurance, however, that the Internal Revenue Service (the “IRS”) will not attempt to treat the receipt of the Early Tender Payment as the receipt of separate consideration for validly tendering before the Expiration Date. Holders are encouraged to consult their own tax advisors as to the proper treatment of the Early Tender Payment.

Accrued but Unpaid Interest

     Where a Holder receives amounts attributable to any Interest on the Notes, such amounts will be ordinary income to the Holder unless such Holder has previously included such amounts in income under its regular method of accounting, or otherwise has a tax basis in such interest. In the case of the Dollar Notes, any amount received attributable to Interest not previously included in income will be treated as U.S. source income. In the case of the Finance II Notes, any amount received attributable to Interest not previously included in income will generally be treated as foreign source income. In the case of a U.S. Holder of Finance II Notes that uses a cash method of accounting, the amount of this foreign source income will equal the U.S. dollar value of the foreign currency payment attributable to Interest (determined based on the spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time. In the case of a U.S. Holder of Finance II Notes that uses an accrual method of accounting, the U.S. Holder will recognize exchange gain or loss (treated as ordinary income or loss) on the date the proceeds attributable to Interest is actually received. The amount of this ordinary exchange gain or loss will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period during which the Notes are sold in the Offer and the U.S. dollar value of interest income that has accrued during such accrual period determined using the average exchange rate for such accrual period (or, if elected by the U.S. Holder, the spot rate on the last day of the accrual period, or if the last day of the accrual period is within five days of receipt of the payment, the spot rate on the date of receipt). If a U.S. Holder makes one of the elections referred to above, such U.S. Holder must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Information Reporting and Backup Withholding

     In general, information reporting will apply to payments made to U.S. Holders in the Offer. Under U.S. federal income tax law, backup withholding in respect of the Offer may apply if a Holder who tenders Notes is not exempt from backup withholding and (i) fails to furnish such Holder’s taxpayer identification number (which, for an individual is his or her Social Security number) to the Tender Agent (as payer) in the manner required, (ii) furnishes a taxpayer identification number and the payer is notified by the IRS that such taxpayer identification number is incorrect, (iii) is notified by the IRS that such Holder has failed to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such Holder has not been notified by the IRS that such Holder is subject to backup withholding. Information reporting and backup withholding do not apply to payments made to certain exempt recipients, such as most corporations. To prevent backup withholding, a Holder or other payee that is not an exempt recipient should complete the substitute Form W-9 that is included in the Letter of Transmittal certifying that the taxpayer identification number provided on such form is correct and that such Holder or other payee is not subject to backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to a Holder under the backup withholding rules are allowed as a refund or credit against such Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. If the payer is not provided with the correct taxpayer identification number, the Holder may be subject to a penalty imposed by the IRS.

Consequences to Tendering Non-U.S. Holders

     Except as described below with respect to the Early Tender Payment and payments attributable to Interest, gain or loss recognized by a tendering Non-U.S. Holder of the Notes will generally not be subject to U.S. federal income tax unless (1) any gain is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder or (2) in the case of a Non-U.S. Holder who is an alien individual, such Non-U.S. Holder is present in the United States for 183 or more days during the taxable year of the disposition in the Offer, and either (A) such Non-U.S. Holder has a “tax home” in the United States or (B) the disposition is attributable to an office or other fixed place of business maintained by the Non-U.S. Holder in the United States. Individual Non-U.S. Holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year of the Offer are urged to consult their tax advisors as to the tax consequences of such sale.

     Non-U.S. Holders of Finance II Notes generally will not be subject to United States federal income tax or withholding tax on amounts received in the Offer that are attributable to Interest unless such amounts are effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder. Amounts received by a Non-U.S. Holder in the Offer that are attributable to Interest on the Dollar Notes will not be subject to United States federal income tax or a 30% withholding tax, provided that such amounts are not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote; (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to Calpine through stock ownership; (3) the Non-U.S. Holder is not a bank which acquired the Dollar Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (4) either (A) the Non-U.S. Holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed IRS Form W-8BEN or a suitable substitute form or (B) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the Dollar Notes in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or payor’s agent with a copy thereof. The applicable Treasury Regulations also provide alternative methods for satisfying the certification requirements of clause (4) above. If a Non-U.S. Holder holds the Dollar Notes through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable Treasury Regulations.

     Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder will be taxed with respect to gain realized on the sale of Notes and amounts attributable to accrued interest on the Notes in the same manner as a U.S. Holder if such amounts are effectively connected with a United States trade or business of the Non-U.S. Holder. Effectively connected income received or accrued by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits” tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Although effectively connected interest income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Non-U.S. Holder delivers a properly executed Form W-8ECI (or successor form) to the payor or the payor’s agent.

     The U.S. federal income tax consequences of the Early Tender Payment are unclear. See “—Consequences to Tendering U.S. Holders—Treatment of Early Tender Payment to Tendering U.S. Holders.” If the Early Tender Payment were treated as separate consideration for validly tendering Notes before the Early Tender Date, the Early Tender Payment could be subject to 30% U.S. federal withholding tax, unless an applicable income tax treaty provided otherwise. Calpine intends, however, to treat the Early Tender Payment as additional consideration received in exchange for tendered Notes treated in the same manner as described above.

Information Reporting and Backup Withholding

     Information reporting and backup withholding will not apply to any payment of the proceeds of the sale of Notes effected outside the United States by a foreign office of a “broker” as defined in the applicable Treasury Regulations (absent actual knowledge that the payee is a United States person), unless such broker (i) is a United States person as defined in the Code, (ii) is a foreign person that derives 50% of more of its gross income for certain periods from the conduct of a trade or business within the United States, (iii) is a controlled foreign corporation for U.S. federal income tax purposes or (iv) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner of the Notes is a Non-U.S. Holder and certain other requirements are met or the beneficial owner otherwise establishes an exemption. Payments of the proceeds of any sale of Notes to or through the United States office of a broker are subject to backup withholding tax and information reporting requirements unless the beneficial owner of the Notes provides a Form W-8BEN (or a suitable substitute form) certifying, under penalties of perjury, that it is not a United States person and provides certain other information.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The discussion below is intended to be a general description only of certain material Canadian federal income tax considerations applicable to the sale of Notes by Holders pursuant to the Offer, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors with respect to the Canadian federal and provincial tax consequences of a sale of Notes pursuant to the Offer.

     The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to a Holder who sells Notes pursuant to the Offer, and who for purposes of the Tax Act, and at all relevant times, is not resident or deemed to be resident in Canada, deals at arm’s length with the relevant issuer of the Notes, and does not use or hold, and is not deemed to use or hold, the Notes in carrying on business in Canada. For purposes of the Tax Act, related persons (as defined therein) are deemed not to deal at arm’s length, and it is a question of fact whether persons not related to each other deal at arm’s length.

     This summary is based on the current provisions of the Tax Act and the Regulations thereunder (the “Regulations”) in force on the date hereof, specific proposals (the “Tax Proposals”) to amend the Tax Act or the Regulations publicly announced by the Minister of Finance prior to the date hereof, and our understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency (the “CCRA”). This summary is not exhaustive of all possible Canadian income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or changes in the administrative and assessing practices of the CCRA, whether by legislative, governmental or judicial action, nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada. No assurance can be given that the Tax Proposals will become law in their present form or at all.

     No Canadian non-resident withholding tax or any other tax on income or capital gain will be payable by a Holder who is not resident in Canada for purposes of the Tax Act and who sells the Notes pursuant to the Offer.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE AND DOES NOT CONSIDER THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY HOLDER’S SITUATION OR STATUS. ACCORDINGLY, HOLDERS (INCLUDING NON-TENDERING HOLDERS) SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS, AND OF ANY PROPOSED CHANGES IN SUCH APPLICABLE LAWS.

DEALER MANAGER; INFORMATION AGENT AND TENDER AGENT

     Calpine has retained Credit Suisse First Boston LLC to act as Dealer Manager in connection with the Offer. In its capacity as Dealer Manager, Credit Suisse First Boston LLC may contact Holders regarding the Offer and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer Documents and related materials to beneficial owners of Notes.

     At any given time, the Dealer Manager may trade the Notes and other of Calpine’s or its subsidiaries’ securities for its own accounts, or for the accounts of its customers, and accordingly, may hold a long or short position in the Notes or those other securities. The Dealer Manager is not obligated to make a market in the Notes.

     The Dealer Manager will be paid customary fees for its services as Dealer Manager in connection with the Offer. Calpine has agreed to reimburse the Dealer Manager for its reasonable out-of-pocket expenses for its services as Dealer Manager in connection with the Offer. Calpine also has agreed to indemnify the Dealer Manager and its affiliates against certain liabilities under federal or state law or otherwise caused by, relating to or arising out of the Offer.

     The Dealer Manager and its affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory, underwriting and other investment banking services, for Calpine and its affiliates in the ordinary course of business. Credit Suisse First Boston LLC is acting as financial advisor to Calpine in connection with the sale of Calpine’s Saltend Energy Centre. In addition, Credit Suisse First Boston LLC is currently acting as placement agent in connection with a financing for a subsidiary of Calpine.

     The Bank of New York has been appointed Tender Agent for the Offer. Its affiliate, The Bank of New York (Luxembourg) S.A., will act as Tender Agent in Luxembourg. All deliveries and correspondence sent to the Tender Agent should be directed to one of its addresses set forth on the last page of this Offer to Purchase. Calpine will pay the Tender Agent reasonable and customary fees for its services and reimburse the Tender Agent for its reasonable out-of-pocket expenses in connection therewith. Calpine has also agreed to indemnify the Tender Agent for certain liabilities, including liabilities under the federal securities laws.

     MacKenzie Partners, Inc. has been appointed Information Agent with respect to the Offer. Calpine will pay the Information Agent reasonable and customary fees for its services and reimburse the Information Agent for its reasonable out-of-pocket expenses in connection therewith. Requests for assistance or additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its address and telephone number set forth on the last page of this Offer to Purchase. Calpine has also agreed to indemnify the Information Agent for certain liabilities, including liabilities under the federal securities laws.

     In connection with the Offer, directors and officers of Calpine and its respective affiliates may solicit tenders by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. Directors and officers of Calpine will not be specifically compensated for these services.

     In addition to the fees and expenses payable to the Dealer Manager, the Tender Agent and the Information Agent, Calpine will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of the Notes and in handling or forwarding tenders for purchase.

     Calpine will pay all transfer taxes, if any, applicable to the purchase of Notes pursuant to the Offer. If, however, Notes for principal amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Notes, or if tendered Notes are to be registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the purchase of Notes pursuant to the Offer, then the amount of any such transfer tax (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, then the amount of such transfer tax will be deducted from the Tender Payment or Purchase Price, as applicable, otherwise payable to such tendering Holder.

MISCELLANEOUS

     The Offer is not being made to (nor will tenders of Notes be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Calpine, in its sole discretion, may take such action as Calpine may deem necessary to make or extend the Offer in any such jurisdiction.

     The Offer is not subject to Section 13(e) of, or Rules 13e-3 or 13e-4 or Regulation 14D promulgated under, the Exchange Act. The Offer is being made in compliance with Regulation 14E under the Exchange Act. This Offer to Purchase has not been filed with or reviewed by any Federal or State Securities Commission or Regulatory Authority of any jurisdiction, nor has any such Commission or Authority passed upon the accuracy or adequacy of this Offer to Purchase. Any representation to the contrary is unlawful and may be a criminal offense. In connection with the Offer, directors, officers and regular employees of Calpine (who will not be specifically compensated for such services) may solicit tenders by use of the mails, personally or by telephone, telegram or facsimile transmissions.

     Other than with respect to the Tender Agent, the Information Agent and the Dealer Manager, neither Calpine nor any of its affiliates has engaged, or made any arrangements for, and has no contract, arrangement or understanding with, any broker, dealer, agent or other person regarding the Offer hereunder. No person has been authorized to provide any information or to make any representations on behalf of Calpine or its affiliates in connection with the Offer, other than those expressly set forth in this Offer to Purchase or in the Letter of Transmittal, and, if so provided or made, such other information or representations must not be relied upon as having been authorized by Calpine or any of its affiliates. The delivery of this Offer to Purchase shall not, under any circumstances, create any implication that the information set forth herein or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof.

APPENDIX A
INDEX OF DEFINED TERMS

Acceptance Date	ii
Agent’s Message	10
ATOP	iv
Board	3
Book-Entry Confirmation	10
Calpine	Cover
CCRA	20
Clearing System	iv
Clearing Systems	Cover
Clearstream, Luxembourg	iv
Code	16
Commission	v
Company	Cover
Conditions	15
Dealer Manager	Cover
Dollar Notes	Cover
DTC	iv
Early Tender Date	Cover
Early Tender Payment	Cover
Eligible Institution	11
Euro Notes	Cover
Euroclear	iv
Exchange Act	Cover
Expiration Date	Cover
Finance I	Cover
Finance II	Cover

Finance II Notes	Cover
Holders	Cover
Information Agent	Cover
Interest	Cover
IRS	17
Issuers	5
Letter of Transmittal	Cover
Material Adverse Effect	15
Maximum Tender Amount	Cover
Medallion Signature Guarantor	11
Non-U.S. Holder	16
Notes	Cover
Offer	Cover
Offer Documents	Cover
Offer to Purchase	Cover
Pound Notes	Cover
Purchase Price	Cover
Regulations	20
Settlement Date	Cover
Tax Act	19
Tax Proposals	20
Tender Agent	Cover
Tender Payment	Cover
Treasury Regulations	16
U.S. Holder	16

A-1

The Tender Agent for the Offer is:

The Bank of New York, London Branch	The Bank of New York, New York
Corporate Trust Operations	Corporate Trust Operations
One Canada Square	Reorganization Unit
London E14 5AL	101 Barclay Street — 7 East
England	New York, New York 10286
Attention: Ms. Julie Levy or Ms. Amanda Smith	Attn: Mr. David Mauer
Phone: +44 (0)20 7964 6513	Phone: (212) 815-3687
Fax: +44 (0)20 7964 7294	Fax: (212) 298-1915

The Tender Agent in Luxembourg for the Offer is:

The Bank of New York (Luxembourg) S.A.
Corporate Trust Operations
Aerogolf Center
1A Hoehenhof
L-1736 Senningerberg
Luxembourg

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below. Requests for additional copies of the Offer Documents may be directed to the Information Agent. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee through which they hold the Notes with questions and requests for assistance.

The Information Agent for the Offer is:

MacKenzie Partners, Inc.	MacKenzie Partners UK Limited
105 Madison Avenue	Winchester House
New York, New York 10016	259-269 Old Marylebone Road
Call Collect: (212) 929-5500	London NW1 5RA
or	020 7170 4155
Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

The Dealer Manager for the Offer is:

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Call Toll Free: (800) 820-1653
or
Call Collect: (212) 325-7596
Attention: Liability Management Desk